Exhibit 99.1

         ENDWAVE APPOINTS ERIC D. STONESTROM TO ITS BOARD OF DIRECTORS

SUNNYVALE, Calif., July 20 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of high-frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today announced that Eric D. Stonestrom has been appointed as a member of its Board of Directors. In addition to serving on the Board, Mr. Stonestrom was appointed as a member of Endwave's Nominating and Governance Committee and Compensation Committee. Mr. Stonestrom was appointed to the Board of Directors as the designee of Oak Investment Partners, the holder of Endwave's Series B preferred stock. As previously announced, the holders of Endwave's Series B preferred stock have the right to appoint one member of the company's Board of Directors. Endwave's Board of Directors has determined that Mr. Stonestrom is independent within the meaning of the Nasdaq Stock Market listing requirements.

"We are excited to have Eric join the Endwave board of directors. We believe Eric's in-depth understanding of the wireless telecommunications industry and strong leadership skills will add tremendously to our team," said Ed Keible, Chief Executive Officer and President of Endwave Corporation. "We look forward to his contributions as Endwave executes on its strategy for growth."

Mr. Stonestrom is President and Chief Executive Officer of Airspan Networks, Inc. (Nasdaq: AIRN), a leading worldwide provider of WiMAX-based broadband wireless access networks and carrier class Voice over Internet Protocol (VoIP) and Wi-Fi Hotzone systems. Mr. Stonestrom joined Airspan at its inception in January 1998 and served as Executive Vice President and Chief Operating Officer until his appointment to President and Chief Executive Officer in May 1998. Prior to joining Airspan, Mr. Stonestrom served with DSC Communications Corporation as a Vice President. Earlier in his career, Mr. Stonestrom worked at Bell Laboratories and at AT&T in a variety of senior technical and management positions. He received B.S., M.S. and M. Eng. degrees from the College of Engineering at the University of California at Berkeley.

About Endwave

Endwave Corporation designs, manufactures, and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. Our RF modules are typically used in high-frequency applications and include integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 39 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our reliance on third-party manufacturers and semiconductor foundries; component, design or manufacturing defects in our products; and our dependence on key personnel. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

     Contact:
     Mary McGowan
     Summit IR Group Inc.
     408-404-5401
     mary@summitirgroup.com

SOURCE  Endwave Corporation
    -0-                             07/20/2006
    /CONTACT: Mary McGowan of Summit IR Group Inc., +1-408-404-5401, or mary@summitirgroup.com, for Endwave Corporation/
    /Web site:  http://www.endwave.com/
    (ENWV)